UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to LPC Agreement

On July 8, 2015, Anthera Pharmaceuticals, Inc. (“Anthera”) and Lincoln Park Capital Fund, LLC (“LPC”) amended the Purchase Agreement, dated as of March 12, 2015, by and between Anthera and LPC (the “LPC Agreement”) to reduce the total amount of Anthera’s common shares available for purchase by LPC under the LPC Agreement from $10,000,000 to $6,000,000. The foregoing description of the LPC Agreement is qualified in its entirety by reference to the LPC Agreement, a copy of which is filed as Exhibit 10.1 to Anthera’s Form 8-K filed on March 16, 2015.

Underwriting Agreement

On July 9, 2015, Anthera entered into an equity underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Piper Jaffray & Co., as representatives of the several underwriters (the “Underwriters”) named therein, pursuant to which Anthera agreed to issue and sell an aggregate of 3,333,334 shares of its common stock to the Underwriters. Under the terms of the Underwriting Agreement, Anthera granted the Underwriters a 30-day option to purchase up to an additional 500,000 shares of its common stock, and on July 10, 2015 the Underwriters exercised this option. The aggregate of 3,833,334 shares in the offering (the “Offering”) were sold at a public offering price of $7.50 per share, and were purchased by the Underwriters at a price of $7.05 per share. The aggregate net proceeds to Anthera from the Offering are expected to be approximately $26.8 million, after deducting the Underwriters’ commissions and discounts and other estimated offering expenses payable by the Company.

The Offering was made pursuant to Anthera’s effective registration statement on Form S-3 (Registration No. 333-187780), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on April 18, 2013, and a related prospectus supplement filed with the SEC.

The Offering is scheduled to close on or about July 14, 2015, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the validity of the shares issued in the Offering is attached hereto as Exhibit 5.1.

Item 8.01 Other Events.

On July 8, 2015, Anthera issued a press release announcing that it had commenced the Offering. On July 9, 2015, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

1.1	Underwriting Agreement, dated as of July 9, 2015, among Anthera Pharmaceuticals, Inc. and the Underwriters named therein

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press release dated July 8, 2015

99.2	Press release dated July 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2015	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President of Finance and Administration

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